Exhibit 4

                        TRUSTEE'S DISTRIBUTION STATEMENT


To the Holders of:
Corporate-Backed Trust Certificates, Liberty Media Debenture-Backed Series 2001-32 Trust
*CUSIP: 21988G593 & 21988GBE5

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2002


INTEREST ACCOUNT

Balance as of February 1, 2002 .................................           $0.00
         Scheduled Income received on securities ...............   $5,280,000.00
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A1 Holders ......................  -$5,279,999.38
         Distribution to Class A2 Holders ......................          -$0.00
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.62
Balance as of August 1, 2002 ...................................           $0.00


PRINCIPAL ACCOUNT

Balance as of February 1 2002 ..................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00

LESS:
         Distribution to Holders ...............................           $0.00
Balance as of August 1, 2002 ...................................           $0.00


                 UNDERLYING SECURITIES HELD AS OF AUGUST 1, 2002

         Principal
         Amount                    Title of Security
         ------                    -----------------
         $128,000,000      Liberty Media Corporation 8.25% Senior Debentures
                           Due February 1, 2030
                           *CUSIP: 530715AJ0

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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